Exhibit 10.1

Equity Award Agreement    February 25, 2013

Quest Diagnostics Incorporated
Equity Award Agreement
This Equity Award Agreement (the “Agreement”) dated as of February 25, 2013 (the “Grant Date”) between Quest Diagnostics Incorporated, 3 Giralda Farms, Madison, NJ 07940 (the “Company”) and the employee to whom the awards described herein are made (the “Employee”) is subject in all respects to the Company’s Amended and Restated Employee Long-Term Incentive Plan (the “Plan”). All references to “Shares” means shares of the Company’s Common Stock.
THIS AGREEMENT AND THE AWARDS DESCRIBED HEREIN ARE EFFECTIVE AS OF THE GRANT DATE BUT SHALL BE CANCELED IF THE EMPLOYEE FAILS TO COMPLETE, NOT LATER THAN THIRTY (30) DAYS AFTER SUCH AWARDS ARE COMMUNICATED ELECTRONICALLY TO THE EMPLOYEE, ALL THE STEPS TO ACCEPT THE OPTIONS (AS HEREINAFTER DEFINED) ELECTRONICALLY AT THE MORGAN STANLEY SMITH BARNEY BENEFIT ACCESS WEBSITE (WWW.BENEFITACCESS.COM) (THE “SITE”), INCLUDING WITHOUT LIMITATION ACKNOWLEDGING THAT THE EMPLOYEE HAS READ ALL OF THE DOCUMENTATION PROVIDED AT THE SITE AND AFFIXING THE EMPLOYEE’S ELECTRONIC SIGNATURE, SO THAT THE STATUS INDICATOR AT THE SITE REFLECTS “ACCEPTED” FOR THE OPTIONS.
IF THE STATUS INDICATOR AT THE SITE FOR THE OPTIONS DOES NOT REFLECT “ACCEPTED” BY MIDNIGHT ON THE THIRTIETH (30TH) DAY AFTER THE AWARDS DESCRIBED HEREIN ARE COMMUNICATED ELECTRONICALLY TO THE EMPLOYEE, THIS AGREEMENT, AND THE AWARDS DESCRIBED HEREIN, SHALL BE CANCELLED.
THE EMPLOYEE’S TAKING THE NECESSARY STEPS SO THAT THE STATUS INDICATOR AT THE SITE REFLECTS “ACCEPTED” FOR THE OPTIONS WILL SUFFICE TO REFLECT THE EMPLOYEE’S ACCEPTANCE OF THE RSUs (AS HEREINAFTER DEFINED) AND THE PERFORMANCE SHARES (AS HEREINAFTER DEFINED) AS WELL AS THE OPTIONS. THUS, IT IS NOT NECESSARY FOR THE EMPLOYEE TO MAKE A SEPARATE ELECTRONIC ACCEPTANCE OF THE RSUs OR THE PERFORMANCE SHARES.
If you are not a United States citizen or resident as such term is defined by the Internal Revenue Code and you are employed outside the United States, please consult the “International Supplement” attached as Appendix B to this Agreement. The International Supplement amends certain terms and conditions of this Agreement as they apply to individuals employed outside the United States.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

AWARDS COVERED BY THIS AGREEMENT
SECTION 1.    Award of Stock Options. The Company hereby awards stock options (each, an “Option”) to the Employee under the Plan. The number of Options awarded to the Employee is indicated at the Site. Each Option entitles the Employee, subject to the terms and conditions of this Agreement and the Plan, to purchase from the Company at the exercise price set forth for the Options at the Site (the “Exercise Price”) one Share (an “Option Share”). The Options shall vest and become exercisable on the terms set forth in Section  4. The Options shall expire on, and no Option Shares may be purchased pursuant to this Agreement after, the tenth anniversary of the Grant Date (such tenth anniversary is referred to as the “Option Expiration Date”). The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may, in its sole discretion, convert any or all of the Options at any time to a stock-settled stock appreciation grant. The Options are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be construed and interpreted in accordance with such intention.
SECTION 2.    Restricted Share Units. The Company hereby awards restricted share units (each, an “RSU”) to the Employee under the Plan. The number of RSUs awarded to the Employee is indicated at the Site. Each RSU corresponds to one Share and constitutes a contingent and unsecured promise of the Company to pay the Employee one Share on the vesting date for the RSU, subject to the terms and conditions set forth in the Plan and this Agreement. The RSUs shall vest and convert to Shares on the terms set forth in Section 7. For purposes of this Agreement, an “RSU Share” means a Share delivered upon conversion of an RSU.
SECTION 3.    Performance Shares. Capitalized terms used in this Section without definition have the meanings set forth in Appendix A. The Employee shall be eligible to receive and vest in Shares as provided in this Section 3 and Section 8 based on (a) the number of target performance shares indicated for the Employee at the Site (“Target Performance Shares”) and (b) the Company’s performance during the Performance Period. Performance will be measured as of the end of the performance period that began on January 1, 2013 and will continue through December 31, 2015 (the “Performance Period”). 50% of the Target Performance Shares will be earned based on the annual compounded revenue growth (“Revenue Growth”) during the Performance Period, determined by comparing the Company’s Net Revenues for the Final Year of the Performance Period with the Company’s Net Revenues for the Baseline Year, in each case as reported in the consolidated statements of operations included in the Company’s audited financial statements for the relevant year. After the Performance Period, Revenue Growth will be calculated and the number of Shares to be issued (subject to vesting under Section 8 and withholding of taxes under Section 15) in respect of the Revenue Growth performance measure shall be based upon the following formula (such Shares, and the Shares determined using the Average ROIC performance measure described below in this Section, being “Earned Performance Shares”:

Exhibit 10.1

Equity Award Agreement    February 25, 2013

Annual Compounded Revenue Growth*	“Earnings Multiple”* multiplied by 50% of Target Performance Shares = Earned Performance Shares
Greater Than or Equal to 5.0%	2 x 50% x Target Performance Shares
Equal to 2.4%	1 x 50% x Target Performance Shares
Less Than or Equal to 0%	0 x 50% x Target Performance Shares

*The Earnings Multiple for Revenue Growth between the percentages designated in the above table will be interpolated.
The remaining 50% of the Target Performance Shares will be earned based on the Company’s average return on invested capital (“Average ROIC”) during the Performance Period. After the Performance Period, the Average ROIC will be calculated and the number of Earned Performance Shares to be issued (subject to vesting under Section 8 and withholding of taxes under Section 15) in respect of the Average ROIC performance measure shall be based upon the following formula:

Average ROIC*	“Earnings Multiple”* multiplied by 50% of Target Performance Shares = Earned Performance Shares
Greater Than or Equal to 12.76%	2 x 50% x Target Performance Shares
Equal to 11.60%	1 x 50% x Target Performance Shares
Less Than or Equal to 10.44%	0 x 50% x Target Performance Shares

*The Earnings Multiple for Average ROIC between the percentages designated in the above table will be interpolated.
The aggregate number of Earned Performance Shares will equal the number of Performance Shares earned in respect of the Revenue Growth performance measure plus the number of Earned Performance Shares earned in respect of the Average ROIC performance measure. The maximum number of Earned Performance Shares is 2x the number of Target Performance Shares.
STOCK OPTIONS
SECTION 4.    Vesting of Options.
(a)    General Vesting Requirements. Except as otherwise provided below, the Options shall vest and become exercisable on the vesting dates set forth below (the “Option Vesting Dates”), provided that the Employee remains in continuous employment with the Company through the applicable Option Vesting Date. Options shall be exercisable only to the extent vested.
Option Vesting Dates            Vesting Percent        Cumulative
First anniversary of Grant Date        33.3%            33.3%
Second anniversary of Grant Date        33.3%            66.6%
Third anniversary of Grant date        33.4%            100%

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(b)    Termination of Employment Generally. If the Employee’s employment is terminated (other than for one of the reasons set forth elsewhere in this Section 4) three months or more after the Grant Date but prior to the third anniversary of the Grant Date, the Employee will vest as of the date of termination of employment (the Employee’s “ Termination Date”) in a number of Options determined by multiplying the number of Options that are scheduled to vest on the next Option Vesting Date by a fraction, (i) the numerator of which is the number of whole months from the Grant Date or, if the Termination Date occurs more than one year after the Grant Date, the most recent anniversary of the Grant Date, to the Termination Date and (ii) the denominator of which is 12; and any unvested Options will be canceled. No Options shall vest under this Section 4(b) if the Employee’s termination of employment occurs less than three months after the Grant Date.
(c)    Leave of Absence. Notwithstanding anything to the contrary contained herein, if the Employee is on a leave of absence approved by the Company for medical, personal, educational and/or other permissible purposes pursuant to policies of the Company as in effect from time to time, for a consecutive twelve-month period, such Employee will be deemed terminated for purposes of this Section 4 (including under Section 4(b)) on the first anniversary of the commencement of such leave of absence, with the result that the Employee shall immediately vest in a number of Options as provided in Section 4(b). Any Options that remain unvested will be canceled; provided, however, that if the Employee’s employment is terminated pursuant to this Section 4(c) at the end of a medical or disability leave, any Options that have not vested in accordance with the applicable provisions of this Section 4 shall not be canceled until the first anniversary of the Termination Date; and provided, further, that if prior to such first anniversary, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled as provided in Section 4(e), the unvested Options shall not be canceled, and the provisions set forth in Section 4(e) for termination of employment due to disability shall apply. Notwithstanding the foregoing provisions, on or before the first anniversary of the commencement of an authorized leave of absence, the Compensation Committee may, in its absolute discretion, determine to waive the application of this Section 4(c), in which case the Employee will not be deemed terminated for purposes of this Agreement and the Options will continue to vest in accordance with this Agreement.
(d)    Death. If the Employee shall die while employed, on the date of the Employee’s death, all Options shall vest.
(e)    Disability. If the Employee’s employment shall terminate pursuant to Section 4(c) at the end of a medical or disability leave and if, on or before the first anniversary of the Termination Date, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled (as defined in Section 22(e)(3) of the Code), on the date that such evidence is provided to the Company all Options shall vest.
(f)    Change in Control. All Options shall vest on the effective date of a Change in Control, provided the Employee was employed by the Company on such date. For purposes of this Agreement the term “Change in Control” shall mean and shall be deemed to occur if and when:

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(i)    Any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)    The individuals who, as of the Grant Date, constituted the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than any individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934)) becoming a director subsequent to the Grant Date, whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board; or
(iii)    The Company consummates any of the following transactions that are required to be approved by shareholders: (a) a transaction in which the Company ceases to be an independent publicly owned corporation, or (b) the sale or other disposition of all or substantially all of the Company’s assets, or (c) a plan of partial or complete liquidation of the Company.
(g)    Involuntary Termination with Severance or Divestiture. If prior to the third anniversary of the Grant Date, the Employee’s employment is terminated by the Company as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between the Employee and the Company or (2) a divestiture and the Employee is employed by the divested or purchasing entity, the Employee will immediately vest in a number of Options equal to (i) the number of Options that are scheduled to vest on the next Option Vesting Date plus (ii) if the termination occurs prior to the second Option Vesting Date, the number of Options that would have vested under Section 4(b) if the Employee had remained an employee for an additional one year after his/her actual termination of employment; and any unvested Options will be canceled.
(h)    Transfers. If the Employee shall be transferred from the Company to a subsidiary company (being a 50% owned entity within the meaning of Section 424(f) of the Code), or joint venture or similar entity existing as of the date of this Agreement in which the Company has at least a 33.33% interest (“joint venture”) or vice versa or from one subsidiary company (or joint venture) to another, the Employee’s employment shall not be deemed to have terminated for purposes of this Section 4. If, while the Employee is employed by such a subsidiary company or joint venture, such subsidiary company or joint venture shall cease to be a subsidiary company or joint venture as described above and the Employee is not thereupon transferred to and employed by the Company or another subsidiary company or joint venture as described above, then the Employee’s employment will be treated as a termination due to a divestiture under Section 4(g) on the date that the Employee’s employer ceases to be such a subsidiary company or joint venture of the Company.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(i)    Change from Full-Time Status. Notwithstanding the provisions of Section  4(a), if the Employee remains employed with the Company but the Employee’s employment status changes so that the Employee ceases to be employed by the Company on a full-time basis, and such changed status continues for a consecutive 90 day period, then: (i) the Options shall cease to vest at the end of such 90-day period; (ii) the Employee will immediately vest in a number of Options equal to the number that would have vested under Section 4(b) if the Employee had terminated employment at the end of such 90-day period (including any Shares that would be vested on any intervening Option Vesting Date that occurs between the date of such change in employment status and the 90th day); and (iii) except as otherwise provided in this Section 4(i), the Employee will not vest in any additional Options upon the occurrence of a Change in Control or of any of the circumstances addressed in Sections 4(b) through 4(e) or Sections 4(g) or 4(h). Notwithstanding the foregoing, the Options shall continue to vest if, before the end of such 90-day period, the Compensation Committee, in its absolute discretion, determines to waive the application of this Section 4(i). If, after a cessation of vesting pursuant to this Section 4(i) and before the Option Expiration Date, the Employee resumes full-time employment with the Company, the Employee shall resume vesting, as of the first day that the Employee is once again so eligible (the Employee’s “Reinstatement Date”), in any Options that remained unvested as a result of application of the foregoing provisions of this Section 4(i); provided, however, that with respect to any Options that vest in respect of the Employee’s service with the Company following the Reinstatement Date, any Option Vesting Date that would otherwise apply to such Options will be delayed by the number of days between (x) the last day of the 90-day period referred to above in this Section 4(i) and (y) the Reinstatement Date; and provided, further, that in no event will any of the Options become exercisable or remain outstanding after the Option Expiration Date. If, following the Reinstatement Date, there is a Change in Control or any of the circumstances addressed in Sections 4(b) through 4(e) or Sections 4(g) or 4(h) hereof arises, the relevant provisions of such Sections shall apply, except that any reference to an “Option Vesting Date” shall be understood to mean the relevant Option Vesting Date as adjusted pursuant to the preceding sentence.
SECTION 5.    Exercise of Options.    The Employee may exercise Options in accordance with the procedures specified by the Company from time to time. The Exercise Price of Options shall be paid in full with, or in a combination of: (a) cash; (b) Shares that are owned by the Employee and are fully vested and freely transferable by the Employee, duly endorsed or accompanied by stock powers executed in blank; (c) a net share settlement procedure; or (d) through the withholding of Shares subject to the Options. The Company in its discretion may permit the Employee (if the Employee owns Shares that are fully vested and fully transferable by the Employee) to “attest” to his/her ownership of the number of Shares required to pay all or part of the purchase price (and not require delivery of the Shares), in which case the Company will deliver to the Employee the number of Shares to which the Employee is entitled, net of the “attested” Shares. If payment is made in whole or in part with Shares (including through the withholding of Shares subject to Options), the value of such Shares shall be the mean between its high and low prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the day of exercise. No “reload” or other option will be granted by reason of any such exercise.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

SECTION 6.    Exercise of Option After Termination of Employment, Death or Disability. The provisions covering the exercise of the Options following termination of employment are as follows, provided that in no event may any Options be exercised after the Option Expiration Date:
(a)    Termination in General. If the Employee shall terminate his/her employment for any reason other than those described in Section 6(b) through 6(d), the Options that have vested simultaneously with or before the Employee’s termination of employment may be exercised for ninety (90) days following such termination (but not beyond the Option Expiration Date) and such vested Options shall thereafter expire and cease to be exercisable.
(b)    Death. If the Employee shall die while employed, the Options may be exercised through the Option Expiration Date. If the Employee shall die after termination of employment but while all or any portion of the Options are still exercisable, they shall remain exercisable through the first anniversary of the date of death but not beyond the Option Expiration Date.
(c)    Disability. If the Employee’s employment shall terminate pursuant to Section 4(c) at the end of a medical or disability leave and if, on or before the first anniversary of the Termination Date, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled (as defined in Section 22(e)(3) of the Code), the Options, which shall have in such circumstances vested pursuant to Section 4(e), shall remain exercisable through the Option Expiration Date.
(d)    Involuntary Termination with Severance or Divestiture. If the Employee’s employment is terminated by the Company as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between the Employee and the Company or (2) a divestiture and the Employee is employed by the divested or purchasing entity, then any Options that are vested and exercisable (including any Options that become vested and exercisable under Section 4(g)) may be exercised through the first anniversary of the date of termination (but not beyond the Option Expiration Date) and shall thereafter expire.
RESTRICTED SHARE UNITS
SECTION 7.    Vesting of RSUs.
(a)    General Vesting Requirements. Except as otherwise provided in this Agreement, the RSUs shall vest on the vesting dates set forth below (the “RSU Vesting Dates”), provided that the Employee remains in continuous employment with the Company through the applicable RSU Vesting Date.
RSU Vesting Dates            Vesting Percent        Cumulative
First anniversary of Grant Date        25%            25%

Exhibit 10.1

Equity Award Agreement    February 25, 2013

Second anniversary of Grant Date        25%            50%
Third anniversary of Grant date        50%            100%
Except as otherwise set forth in this Agreement, RSUs will convert to Shares as soon as practicable, and in all cases within fourteen (14) days, after the date on which the RSUs vest (whether vesting occurs on a RSU Vesting Date or as provided in Sections 7(b) through 7(i)) and such Shares, net of required tax withholding as described in Section 15 below, shall be transferred into the Employee’s account at the Company’s dedicated broker.
(b)    Termination of Employment Generally. If the Employee’s employment is terminated (other than for one of the reasons set forth elsewhere in this Section 7) three months or more after the Grant Date but prior to the third anniversary of the Grant Date, the Employee will vest as of the Termination Date in a number of RSUs determined by multiplying the number of RSUs that are scheduled to vest on the next RSU Vesting Date by a fraction, (i) the numerator of which is the number of whole months from the Grant Date or, if the Termination Date occurs more than one year after the Grant Date, the most recent anniversary of the Grant Date, to the Termination Date and (ii) the denominator of which is 12; and any unvested RSUs will be canceled. No RSUs shall vest under this Section 7(b) if the Employee’s termination of employment occurs less than three months after the Grant Date.
(c)    Leave of Absence. Notwithstanding anything to the contrary contained herein, if the Employee is on a bona fide leave of absence approved by the Company for medical, personal, educational and/or other permissible purposes pursuant to policies of the Company as in effect from time to time, for a consecutive six-month period, such Employee will be deemed to have terminated employment for purposes of this Section 7 (including under Section 7(b)) on the first day following the six-month anniversary of the commencement of such leave of absence, provided, however, that the Employee will not be considered to have terminated employment for so long as the Employee retains a right to reemployment with the Company under an applicable statute or by contract. Upon termination of the Employee’s employment after six months of bona fide leave of absence as provided in the preceding sentence (or upon later lapse or termination of the Employee’s statutory or contractual right to reemployment with the Company), the Employee shall immediately vest in a number of RSUs as provided in Section 7(b). Any RSUs that remain unvested will be canceled; provided, however, that if the Employee’s employment is terminated pursuant to this Section 7(c) six months following the commencement of a medical or disability leave, any RSUs that have not vested in accordance with the applicable provisions of this Section 7 shall not be canceled until the date that is eighteen (18) months after the Termination Date; and provided, further, that if the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled in accordance with the timing requirements set forth in Section 7(e), the provisions of such Section 7(e) shall apply. For purposes of this Section 7(c), an Employee’s leave of absence shall be considered “bona fide” only if there is a reasonable expectation that the Employee will return to perform services for the employer.
(d)    Death. If the Employee shall die while employed, on the date of the Employee’s death, all RSUs shall vest.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(e)    Disability. In the event that the Employee’s employment has terminated pursuant to Section 7(c) at the end of a medical or disability leave, if the Employee delivers evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled (as defined in Section 22(e)(3) of the Code), both (i) on or before the date that is eighteen (18) months after the Termination Date, and (ii) no later than the date that is six (6) months after the date on which the Social Security Administration has made its determination (the “Disability Determination Date”), all RSUs shall vest as of the date that is six (6) months following the Disability Determination Date.
(f)    Change in Control. The following shall apply upon the occurrence of a Change in Control (as defined in Section 4(f)), provided the Employee was employed by the Company on the effective date of the Change in Control:
(i)    All RSUs will vest immediately upon the Change in Control, but conversion of RSUs to Shares will be determined pursuant to clauses (ii) and (iii) below.
(ii)    If the Change in Control constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as such terms are used in Treas. Reg. §1.409A-3(i)(5), then all RSUs shall convert to Shares as soon as practicable, and in all cases within fourteen (14) days after, the effective date of the Change in Control.
(iii)    In the case of any Change in Control not described in clause (ii) above, RSUs shall convert to Shares at the time(s) they would have converted pursuant to the applicable provisions of this Section 7 in the absence of the Change in Control, provided, however, that in the event the Employee’s employment with the Company terminates for any reason following the Change in Control, all RSUs shall convert to shares as soon as practicable, and in all cases within fourteen (14) days, following the Termination Date.
(g)    Involuntary Termination with Severance or Divestiture. If prior to the third anniversary of the Grant Date, the Employee’s employment is terminated by the Company as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between the Employee and the Company or (2) a divestiture and the Employee is employed by the divested or purchasing entity, the Employee will immediately vest in a number of RSUs equal to (i) the number of RSUs that are scheduled to vest on the next RSU Vesting Date plus (ii) if the termination occurs prior to the second RSU Vesting Date, the number of RSUs that would have vested under Section 7(b) if the Employee had remained an employee for an additional one year after the Termination Date; and any unvested RSUs will be canceled. For purposes of this Section 7(g), a “divestiture” refers to a transaction as a result of which the Employee is considered to experience a “separation from service” within the meaning of Section 7(j).
(h)    Transfers. If the Employee shall be transferred from the Company to a subsidiary company (as defined in Section 4(h)) or joint venture (as defined in Section 4(h)) or

Exhibit 10.1

Equity Award Agreement    February 25, 2013

similar entity existing as of the date of this Agreement or vice versa or from one subsidiary company (or joint venture) to another, in any such cases under circumstances that do not result in a “separation from service” within the meaning of Section 7(j), the Employee’s employment shall not be deemed to have terminated for purposes of this Section 7. If, while the Employee is employed by such a subsidiary company or joint venture, the subsidiary company or joint venture is the subject of a divestiture as described in Section 7(g) and the Employee is not thereupon transferred to and employed by the Company or another subsidiary company or joint venture as described above, with the result that the Employee experiences a “separation from service” as a result of his or her employer’s ceasing to be such a subsidiary company or joint venture of the Company, then the Employee’s employment will be treated as having terminated due to a divestiture under Section 7(g) on the date that the Employee’s employer ceases to be such a subsidiary company or joint venture of the Company.
(i)    Change from Full-Time Status. Notwithstanding the provisions of Section  7(a), if the Employee remains employed with the Company but the Employee’s employment status changes so that the Employee ceases to be employed by the Company on a full-time basis and such changed status continues for a consecutive 90 day period, then (i) the RSUs shall cease to vest at the end of such 90-day period; (ii) the Employee will immediately vest in a number of RSUs equal to the number that would have vested under Section 7(b) if the Employee had terminated employment at the end of such 90-day period (including any RSUs that would be vested on any intervening RSU Vesting Date that occurs between the date of such change in employment status and the 90th day); and (iii) any unvested RSUs will be canceled. Any RSUs that vest pursuant to the preceding sentence shall convert to Shares as follows: (x) any RSUs that would have vested on an RSU Vesting Date that occurs between the day of such change in employment status and the 90th day shall convert to Shares as provided in Section 7(a) (that is, as soon as practicable, and in all cases within fourteen (14) days, after the applicable RSU Vesting Date) and (y) any additional RSUs that vest by virtue of the preceding sentence will convert to Shares pursuant to Section 7(a) as though they had vested on the otherwise applicable RSU Vesting Date (that is, as soon as practicable, and in all cases within fourteen (14) days, after such otherwise applicable RSU Vesting Date). Notwithstanding the foregoing, the RSUs shall continue to vest (and shall not be canceled) under this Section 7(i)) if, before the end of such 90-day period, the Compensation Committee, in its absolute discretion, determines to waive the application of this Section 7(i).
(j)    Separation from Service. For purposes of this Section 7, an Employee will be considered to have experienced a “termination of employment” only if the Employee has experienced a “separation from service” with the Company for purposes of Section 409A of the Code determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto. For purposes of this definition, the Company is considered to include any corporation that is in the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company and any trade or business that is under common control with the Company (within the meaning of Section 414(c) of the Code), determined in each case by substituting “at least 20%” for “at least 50%” as permitted by Treasury Regulation §1.409A-1(h)(3) for purposes of such determinations. (By way of illustration, an Employee’s transfer to a joint venture or other entity in which the Company has a 40% interest generally would not constitute a “termination of employment” for purposes of this Section 7, while transfer

Exhibit 10.1

Equity Award Agreement    February 25, 2013

to a joint venture or other entity in which the Company has only a 19% interest would constitute a termination of employment.)
(k)    Specified Employees. Notwithstanding any other terms of this Agreement, if the Company considers the Employee to be one of its “specified employees” as defined in Section 409A of the Code at the time of the Employee’s termination of employment, the conversion of any of the Employee’s RSUs that otherwise would convert upon the Employee’s termination of employment will be delayed for six months after such termination of employment, and such RSUs will convert to Shares on the first business day following the date that is six months after the Employee’s termination of employment; provided, however, that in the event of the Employee’s death, the RSUs will convert to Shares pursuant to Section 7(d).
PERFORMANCE SHARES
SECTION 8.    Vesting of Performance Shares.
(a)    Performance Share Vesting Period. Except as otherwise provided in this Agreement, Earned Performance Shares will vest at the end of the vesting period beginning on the Grant Date and continuing through February 25, 2016 (the “Performance Share Vesting Period”), provided that the Employee remains in continuous employment with the Company through the end of the Performance Share Vesting Period. Earned Performance Shares, net of required tax withholding as described in Section 15 below, will be transferred into the Employee’s account at the Company’s dedicated broker as soon as practicable after the final calculation of the number of Earned Performance Shares but in any event on or prior to March 15, 2015.
(b)    Change in Control. If a Change in Control (as defined in Section 4(f)) of the Company occurs prior to the end of the Performance Share Vesting Period then the number of Earned Performance Shares to be awarded to the Employee shall be equal to the greater of: (1) the number of Earned Performance Shares that would be awarded if the calculation under Section 3 were based on the most recent fiscal year end results of the Company (rather than the Final Year of the Performance Period) and (2) the number of Target Performance Shares. The number of Shares (if any) calculated in accordance with the preceding sentence, net of required tax withholding as described in Section 15 below, will be transferred to the Employee’s account at the Company’s dedicated broker within five business days after the consummation of the Change in Control. In the event that (and only in the event that), following such payment, the Company continues to file annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, including for the Final Year of the Performance Period, then following the end of the Performance Period, to the extent that the number of Earned Performance Shares calculated pursuant to Section 3 exceeds the number of Earned Performance Shares as calculated pursuant to the preceding sentence, then any additional Shares resulting from the calculation in accordance with Section 3 (net of the number of Shares previously delivered under the preceding sentence) will be so transferred as provided in Section 8(a). If the Employee terminates employment prior to the Change in Control, the Earned Performance Shares will vest or be pro-rated, as applicable, in accordance with Section  8(c).

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(c)    Adjustments to Earned Performance Shares and Vesting of Earned Performance Shares on Termination of Employment. The Employee (or, in the case of death, the Employee’s beneficiary or estate) shall be entitled to receive 100% of the Earned Performance Shares calculated pursuant to Section 3, and such Earned Performance Shares shall not be subject to a service-based vesting requirement, if prior to the end of the Performance Share Vesting Period the Employee’s employment terminates by reason of death or disability (under circumstances in which the Options vest under Section 4(e)). Such Earned Performance Shares (if any) will be delivered as provided in Section 8(a) or Section 8(b), if applicable. The number of Earned Performance Shares calculated pursuant to Section 3 to which the Employee is entitled will be adjusted in the following circumstances:
(i)    Termination of Employment Generally. If the Employee’s employment with the Company ends three months or more after the Grant Date but prior to the end of the Performance Share Vesting Period (other than by reason of death or disability (under circumstances in which the Options vest under Section 4(e)), the Employee shall vest in the number of Earned Performance Shares determined by multiplying the Earned Performance Shares by a fraction (A) the numerator of which is the number of full months that the Employee was employed by the Company during the Performance Share Vesting Period and (B) the denominator of which is the number of months in the Performance Share Vesting Period; and the balance of the Earned Performance Shares will be canceled; provided, however, that no Earned Performance Shares shall vest under this sentence if the Employee’s termination of employment occurs less than three months after the Grant Date.
(ii)    Leave of Absence. Notwithstanding anything to the contrary contained herein, if the Employee is on a leave of absence approved by the Company for medical, personal, educational and/or other permissible purposes pursuant to policies of the Company in effect from time to time, for a consecutive twelve-month period, the Employee will be deemed terminated for purposes of this Section 8(c) on the first anniversary of the commencement of such leave of absence, with the result that the Earned Performance Shares will be pro-rated in accordance with Section 8(c)(i) as of the end of such twelve-month period; provided, however, that on or before the first anniversary of the commencement of the leave of absence, the Compensation Committee may, in its absolute discretion, determine to waive the application of this Section 8(c)(ii), in which case the Employee will not be deemed terminated for purposes of this Section 8 and Earned Performance Shares will continue to vest in accordance with this Agreement. Notwithstanding the foregoing, if the Employee’s employment is terminated pursuant to this Section 8(c)(ii) at the end of a medical or disability leave, then the Earned Performance Shares shall cease to vest as of the end of the twelve-month leave but shall not be canceled until the first anniversary of the Termination Date; provided, however, that if, prior to such first anniversary, the Employee delivers to the Company evidence satisfactory to the Company that the Social Security Administration has determined that the Employee is disabled as provided in Section 4(e), the Earned Performance Shares shall not be cancelled, and the provisions set forth in the first paragraph of this Section 8(c) for termination of employment due to disability shall apply.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(iii)    Involuntary Termination with Severance or Divestiture. If Employee’s employment with the Company ends prior to the end of the Performance Share Vesting Period as a result of (1) a separation which would entitle the Employee to severance benefits under one of the Company’s severance plans or an employment agreement between such Employee and the Company or (2) a divestiture and the Employee is employed by the divested or purchasing entity, then, notwithstanding the provision of Section 8(c)(i), the Employee shall vest in the number of Earned Performance Shares determined by multiplying the Earned Performance Shares by a fraction, (A) the numerator of which is the number of full months that the Employee was employed by the Company during the Performance Share Vesting Period plus twelve (but in no event shall the numerator exceed the number of months in the Performance Share Vesting Period) and (B) the denominator of which is the number of months in the Performance Share Vesting Period; and the balance of the Earned Performance Shares will be canceled.
(iv)    Transfers. If the Employee shall be transferred from the Company to a subsidiary company (as defined in Section 4(h)) or joint venture (as defined in Section 4(h)) or vice versa or from one subsidiary company (or joint venture) to another, the Employee’s employment shall not be deemed to have terminated for purposes of this Section 8. If, while the Employee is employed by such a subsidiary company or joint venture, such subsidiary company or joint venture shall cease to be a subsidiary company or joint venture as described above and the Employee is not thereupon transferred to and employed by the Company or another subsidiary company or joint venture as described above, then the Employee’s employment will be treated as a termination due to a divestiture under Section 8(c)(iii) on the date that the Employee’s employer ceases to be such a subsidiary company or joint venture of the Company.

TERMS AND CONDITIONS APPLICABLE TO ALL AWARDS
SECTION 9.    Cancellation. Notwithstanding anything to the contrary contained herein, this Agreement shall expire and be canceled, the Employee will not vest in any additional Options, the Employee may not exercise any Options, whether or not vested, and all RSUs, RSU Shares and Target Performance Shares (whether or not vested or earned) shall be canceled if:
(i)    the Employee shall cause the Company to suffer financial harm or damage to its reputation (either before or after termination of employment) through (x) dishonesty, (y) violation of law in the course of the Employee’s employment or violation of the Company’s Corporate Compliance Manual and compliance bulletins or other written policies or (z) material deviation from the duties owed the Company by the Employee; or
(ii)    the Employee is subject to the Executive Share Ownership Policy, as such policy may be amended from time to time (the “Ownership Policy”), and the Employee makes any false attestation under the Ownership Policy; or

Exhibit 10.1

Equity Award Agreement    February 25, 2013

(iii)    the Employee violates the terms of any confidentiality, non-solicit or non-compete obligations or any other restrictive covenant set forth in any agreement between the Employee and the Company, or otherwise pursuant to any written policy of the Company (in any such case, a “Restrictive Covenant”).
The Company may require the Employee to provide a written certification or other evidence, from time to time in the Company’s sole discretion, to confirm that no cancellation event identified in clauses (i), (ii) or (iii) above has occurred, including upon or following a termination of employment for any reason and/or during a specified period of time prior to the exercise of any Options or the scheduled delivery of any Option Shares, RSU Shares or Earned Performance Shares. If the Employee fails to provide any required certification or other evidence by the specified deadline, the Company shall have the right to cancel the Employee’s awards and/or, as discussed in the next paragraph, to cause the exercise of any Option and the delivery of any Option Shares, RSU Shares or Earned Performance Shares under this Agreement to be rescinded (and if the Employee has previously sold the Shares issued pursuant to this Agreement, the Employee would be required to pay back to the Company the pre-tax proceeds received from the sale of such Shares).
The Employee understands that the cancellation of any awards or rights under this Agreement is only one of the remedies that potentially may be asserted against the Employee for injuries or damages sustained by the Company as a result of any action described in this Section 9 or a violation of any Restrictive Covenant. Such cancellation shall be in addition to any equitable and legal rights the Company has or may have and shall not constitute a release of any claim that the Company may have for damages, past, present, or future. In addition, a breach by the Employee of any provisions of any Restrictive Covenant that occurs after any exercise of any Option or delivery of Shares pursuant to this Agreement (including any breach occurring after termination of employment) shall cause the exercise of the Option and the delivery of any Option Shares, RSU Shares or Earned Performance Shares under this Agreement to be rescinded (and if the Employee has previously sold the Shares issued pursuant to this Agreement, the Employee would be required to pay back to the Company the pre-tax proceeds received from the sale of such Shares). For purposes of this Section 9, the term “Company” shall mean the Company, its affiliates, divisions and subsidiaries, or any other entity in which the Company, directly or indirectly, controls or has an ownership or equity interest equal to or greater than 25.0% of the combined voting power of the entity’s then outstanding securities, and their respective successors and assigns.
SECTION 10.    Executive Share Ownership Policy.
(e)    Employees Subject to Ownership Policy. In consideration of the grant of the awards under this Agreement, the Employee agrees that, if the Employee is or becomes subject to the Ownership Policy, the Options and all Option Shares, the RSUs and all RSU Shares and the Performance Shares shall be subject to cancellation pursuant to Section 9(ii) of this Agreement and all Options, Option Shares, RSUs, RSU Shares, Performance Shares and shares of restricted stock granted to the Employee by the Company prior to the date hereof (the “Prior Awards”) shall be subject to cancellation pursuant to Section 9(ii) of this Agreement (for false attestation under the Ownership Policy), the Shares obtained on exercise of such Prior Awards after the date hereof shall be

Exhibit 10.1

Equity Award Agreement    February 25, 2013

subject to the Ownership Policy pursuant to Section 10(b) of this Agreement and the terms of Sections 9 and 10(b) hereof are made a part of the terms of each of the Prior Awards.
(f)    Shares Subject to Ownership Policy. If the Employee is subject to the Ownership Policy, any Shares issued under this Agreement or pursuant to any Prior Award (in each case net of tax withholdings) are subject to such policy. The Employee hereby acknowledges and agrees that the investment risk associated with the retention of any Shares, whether pursuant to the Ownership Policy or otherwise, is the sole responsibility of the Employee and the Employee hereby holds the Company harmless against any claim of loss related to the retention of the Shares.
SECTION 11.    Non-Transferability; Voting Rights and Dividends.
(l)    Non-Transferability. The awards and rights under this Agreement shall not be transferable other than by will or the laws of descent and distribution. The Options may be exercised during the lifetime of the Employee only by the Employee except to the extent of a disability (as defined in Section 22(e)(3) of the Code), in which case the Options may be exercised by the Employee’s legal representative.
(m)    Voting and Dividend Rights. The Employee will not have any voting, dividend or other rights as a stockholder with respect to any Option Shares, RSUs, RSU Shares, Target Performance Shares or Earned Performance Shares prior to the date on which he/she is recorded as the holder of such Option Shares, RSU Shares or Earned Performance Shares on the records of the Company; provided, however that until RSUs convert to Shares, if the Company declares and pays a regular or ordinary dividend on its Common Stock, the Employee will be paid a dividend equivalent for vested and unvested RSUs, but no dividend equivalents will be paid on any RSUs that are canceled. The Employee understands that the Option Shares will not be issued to the Employee until after (and to the extent that) Options are exercised, that Shares will not be issued to the Employee in respect of RSUs until after (and to the extent that) RSUs convert to Shares and that, except as provided in Section 8(b), Earned Performance Shares will not be issued to the Employee until after the final calculation of the Earnings Multiple as contemplated by Section 3 and any adjustment under Section 8, it being understood that such issuance shall occur in any event on or prior to March 15, 2015. The Employee further understands that all deliveries of Shares under this Agreement shall be net of required tax withholding as described in Section 15 below. Until Shares have been delivered to or on behalf of the Employee in respect of any RSUs or Earned Performance Shares, the Employee shall have only the rights of a general unsecured creditor.
(n)    Assignment. Until Shares are transferred to the Employee’s account at the Company’s dedicated broker or the Employee otherwise receives physical possession of any such Shares, the Employee shall have no right to sell, assign, transfer, pledge or otherwise encumber Shares in any manner. Any purported attempt to sell, assign, transfer, pledge or otherwise encumber any award under this Agreement will be void and shall result in the cancellation of such award. Unless otherwise provided at the time of such transfer or delivery to the Employee of any Shares issued in respect of vested RSUs or Earned Performance Shares or Shares issued upon full or partial exercise of the Options, upon such transfer or delivery to the Employee the

Exhibit 10.1

Equity Award Agreement    February 25, 2013

Shares will not be subject to any restrictions on transfer other than those that may arise under the securities laws or the Company’s policies, but the Shares shall remain subject to cancellation as provided in Section 9.
SECTION 12.    Consideration. In consideration for the awards under this Agreement, the Employee hereby agrees to be bound by all Restrictive Covenants applicable to the Employee.
SECTION 13.    Clawback. All awards hereunder shall be subject to cancellation and recoupment by the Company, and shall be repaid by the Employee to the Company, to the extent required by law, regulation or listing requirement, or as determined in accordance with any Company incentive compensation recoupment policy, in each case, as in effect from time to time.
SECTION 14.    The Plan. The Plan is incorporated herein by reference. The Employee acknowledges that he/she has read the terms of the Plan and that those terms shall govern in the event of any conflict with the terms of this Agreement.
SECTION 15.    Taxes. The partial or full exercise of any Option, the transfer of Shares upon conversion of any vested RSUs and the delivery of any Earned Performance Shares under this Agreement will result in the Employee’s recognition of income for U.S. federal income tax purposes and shall be subject to tax and tax withholdings as appropriate. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required or permitted by law to be withheld with respect to the exercise of any Options. On the delivery of Shares upon conversion of any RSUs and upon payment of any Earned Performance Shares, the Company will reduce the number of Shares to be delivered to the Employee by the amount of the taxes due (with the Shares valued at the mean between its high and low prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date that the Shares are valued for purposes of reporting compensation for Federal income tax purposes). The Company shall have the authority to make arrangements for payment of the Employee’s share of any employment/payroll taxes (including Federal Insurance Contributions Act taxes), whether imposition of such taxes occurs upon exercise of Options, conversion of RSUs, transfer of Earned Performance Shares or at some other time. In particular, the Employee authorizes the Company to withhold such taxes from any payroll or other payment or compensation owed to the Employee, subject to the limitations imposed under Section 409A of the Code.
SECTION 16.    Consent Requirement. If the Company shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of the Options, the issuance or purchase of Shares or other rights hereunder, or the taking of any other action hereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Company. The term “consent” as used herein with respect to any action referred to in this Section 16 means (i) any and all listings, registrations or

Exhibit 10.1

Equity Award Agreement    February 25, 2013

qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Employee with respect to the disposition of Shares, or with respect to any other matter, which the Company shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Company. Nothing herein shall require the Company to list, register or qualify the Shares on any securities exchange.
SECTION 17.    Invalidity and Enforcement. If any provision of this Agreement is deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or to modify, as set forth in this Section, the offending provision or provisions and to alter the bounds of this Agreement in order to render it valid and enforceable. The Company and the Employee specifically request that any court having jurisdiction over any dispute relating to this Agreement modify, if possible, any offending provision so that such provision will be enforceable to the maximum extent permitted by law.
SECTION 18.    No Entitlements. This Agreement is not an employment agreement, and nothing in this Agreement or the Plan shall alter an Employee’s status as an “at-will” employee of the Company subject to the rights (if any) that the Employee may have under any employment agreement existing between the Company (or any subsidiary) and the Employee.
SECTION 19.    Enforcement by Successors and Assigns. The Company and any of its successors or assignees may enforce the Company’s rights under this Agreement.
SECTION 20.    Entire Agreement. Other than with respect to any existing nonsolicitation, non-competition, nonuse, and non-disclosure obligations of the Employee, this Agreement constitutes the entire agreement between the Company and the Employee regarding the Options, the RSUs and the Performance Shares. No modification of this Agreement will have any force or effect unless such modification is in writing, signed by the Chief Executive Officer (or Vice President, Human Resources) of the Company and the Employee, and expressly indicates an intent to modify this Agreement.
SECTION 21.    Interpretation. Any dispute, disagreement or matter of interpretation which shall arise under the Agreement shall be finally determined by the Compensation Committee in its absolute discretion.
SECTION 22.    Governing Law. This Agreement and all rights hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York applicable to contracts made and to be performed entirely within such state (without reference to its principles of conflicts of law). Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any

Exhibit 10.1

Equity Award Agreement    February 25, 2013

appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in state or federal court in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 23.    Section 409A. It is the intention and understanding of the parties that neither the Options nor the Performance Shares provide for a deferral of compensation subject to Section 409A of the Code, and that the provisions of this Agreement relating to RSUs comply with the requirements of Section 409A of the Code. This Agreement shall be interpreted and administered to give effect to such intention and understanding and to avoid the imposition on the Employee of any tax, interest or penalty under Section 409A of the Code in respect of any Options, RSUs or Performance Shares. Notwithstanding any other provision of this Agreement, the Employee’s consent shall not be required for any amendment to this Agreement which, in the reasonable, good faith judgment of the Company, is necessary or appropriate to avoid the imposition on the Employee of any tax, interest or penalty under Section 409A of the Code.
SECTION 24.    Acknowledgements. By accepting this Equity Award Agreement, the Employee agrees that he/she has received and reviewed a copy of:
(a)    the Prospectus (link to Prospectus:
http://questnet1.qdx.com/Business_Groups/Legal/policies/stock_option/stock_option.htm) relating to the Company’s Employee Equity Participation Program and;
(b)    the Quest Diagnostics Incorporated 2012 Annual Report on Form 10-K (link to 2012 Annual Report: http://www.sec.gov/Archives/edgar/data/1022079/000102207913000014/dgx1231201210-k.htm
(c)    the Company’s Policy for Purchasing and Selling Securities (the “Policy”) (link to Trading Policy: http://questnet1.qdx.com/Business_Groups/Legal/policies/policies.htm.) The Employee further agrees to fully comply with the terms of the Policy; and
(d)    the Eligibility Policy.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

Appendix A
Quest Diagnostics Incorporated
Performance Shares Award Terms
2013 – 2015 Performance Period
Baseline Year – 2012.
Final Year – The Company’s Fiscal Year ended December 31, 2015.
Performance Period – January 1, 2013 through December 31, 2015.
Net Revenues – The Company’s net revenues during the Baseline Year were $7,332,727,000.
ROIC – NOPAT/Invested Capital.
NOPAT – (Income from continuing operations – net income attributable to non-controlling interests) + (gross interest expense x (1 – statutory tax rate)).
Invested Capital – Average total Quest Diagnostics stockholders equity + average total debt.
Average ROIC – Average of the Annual Average ROIC for each year in the Performance Period.
Average Annual ROIC – NOPAT for a given year within the Performance Period / Average of the quarter-end Invested Capital balances (including the prior year-end Invested Capital balance) for a given year within the Performance Period.
Performance Share Vesting Period – February 25, 2013 through February 25, 2016.

Exhibit 10.1

Equity Award Agreement    February 25, 2013

Appendix B

International Supplement

This International Supplement amends certain terms and conditions of, and is made a part of, the Quest Diagnostics Incorporated Equity Award Agreement dated as of February 25, 2013 (the “Agreement”) to which this International Supplement is attached as Appendix B. This International Supplement applies to awards made to individuals who are not United States citizens or residents, as such term is defined by the Internal Revenue Code, and who are employed outside the United States. Capitalized terms that are used without definition in this International Supplement have the meanings set forth in the Agreement.
1.    Disability. The references in Sections 4(c), 7(c) and 8(c)(ii) to the Employee’s delivery to the Company of evidence that the Social Security Administration has determined that the Employee is disabled are replaced in each case by a reference to the Employee’s having a medical condition for which the Employee receives disability income benefits from a governmental program.
Sections 4(e) and 7(e) are amended to provide that if the Employee’s employment shall terminate as a result of a medical condition for which the Employee receives disability income benefits from a governmental program, all Options (in the case of Section 4(e)) and all RSUs (in the case of Section 7(e)) shall vest. All references in the Agreement to Sections 4(e) and 7(e), including without limitation the reference to Section 4(e) set forth in Section 8(c), shall be understood as referring to Sections 4(e) and 7(e) as so amended.
2.     Separation from Service. SECTION 7(j) is amended to include as new third sentence: “A foreign corporation that otherwise would be treated as included in the controlled group of corporations except for being treated as an excluded member under Section 1563(b)(2)(C) of the Code shall be treated for this purpose as included in the controlled group of corporations.”
3.    Taxes. The first two sentences of Section 15 are replaced in their entirety to read as follows: “Depending on applicable tax rules, the Employee may recognize income for income tax purposes upon the grant, vesting, exercise or settlement of the awards covered by this Agreement, and the Employee shall be subject to tax and tax withholdings as appropriate.” References in Section 15 to Federal income tax and Federal Insurance Contribution Act taxes shall be understood as references to the comparable taxes in the jurisdiction in which the Employee is employed.